Exhibit 10.20

THIRD COAST BANCSHARES, INC. 2017 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

STOCK OPTION AGREEMENT

This Stock Option Agreement (this “Agreement”) is made and entered into as of the Date of Grant set forth below (the “Date Of Grant”) by and between Third Coast Bancshares, Inc., a Texas corporation and registered bank holding company (the “Company”), and the individual named below (“Optionee”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Third Coast Bancshares, Inc. 2017 Non-Employee Director Stock Option Plan (the “Plan”).

OPTIONEE:

SOCIAL SECURITY NUMBER:

OPTIONEE’S ADDRESS:

OPTION SHARES:

EXERCISE PRICE:

DATE OF GRANT:

VESTING START DATE:

EXPIRATION DATE: (unless earlier terminated hereunder):

TYPE OF STOCK OPTION:                     NONQUALIFIED STOCK OPTION

1.

GRANT OF OPTION. The Company hereby grants to Optionee an option (this “Option”) to purchase up to the total number of shares of Common Stock of the Company set forth above as Option Shares (collectively, the “Shares”) exercisable at the Exercise Price Per Share, as set forth above (the “Exercise Price”), subject to all of the terms and conditions of the Agreement and the Plan. This Option may not be exercised for a fraction of a share.

2.	VESTING; EXERCISE PERIOD.

2.01

Vesting of Shares. This Option shall be exercisable as it vests. Subject to the terms and conditions of the Plan and this Agreement, this Option shall become exercisable as to portions of the Shares as follows: [

__________________________]. Notwithstanding, this Option shall vest and be exercisable in full upon the Optionee’s death, Disability, or upon a Change in Control.

2.02

Continuance of Service/Employment Required. The vesting schedule described in Section 2.01 above, requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of this Option and the rights and benefits under this Option. Service or employment for only a portion of the vesting period, even if a substantial portion, will not entitle the Optionee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of service or employment. If the Optionee ceases to serve the Company or an Affiliate or as a director or employee for any reason other than death or Disability, the Option or portion thereof that is not exercisable on the date of such termination of service or employment shall immediately expire, and the Option or portion thereof that is exercisable, unless stated otherwise, herein, on the date of such termination of service or employment may be exercised during a 90-day period after such date (after which period the Option shall expire), but in no event may the Option be exercised after its expiration under the terms of the Option. If the Optionee ceases to serve the Company or an Affiliate or as a director or employee due to death or Disability, the Option may be exercised during a 365-day period after such date (after which period the Option shall expire), but in no event may the Option be exercised after its expiration under the terms of the Option.

2.03

Expiration. This Option shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the Expiration Date. In no event may this Option be exercised after the Expiration Date.

3	MANNER OF EXERCISE.

3.01

Stock Option Exercise Agreement. To exercise this Option, Optionee (or in the case of exercise after Optionee’s death, Optionee’s executor, administrator, heir or legatee, as the case may be) must deliver to the Secretary of the Company an executed stock option exercise agreement in such form as may be approved by the Company from time to time (the “Exercise Agreement”), which shall set forth, inter alia, Optionee’s election to exercise this Option, the number of Shares with respect to which the Option is being exercised, any restrictions imposed on the Shares and any representations, warranties and agreements regarding Optionee’s investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Optionee exercises this Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise this Option.

3.02

Limitations on Exercise. This Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. In addition, to the extent allowed by applicable law, if the Optionee is indebted to the Company on the date of vesting, the Optionee’s right to exercise this Option shall be suspended until such time as the Optionee satisfies in full any such indebtedness; provided that a suspension under this Section 3.02 shall not extend the Expiration Date.

3.03

Payment. The Exercise Agreement shall be accompanied by full payment of the Option Exercise Price for the Shares being purchased by cash, check, bank draft, money order or wire transfer of immediately available funds to the Company in the amount equal to the number of Option Shares to be acquired multiplied by the Exercise Price or, if permitted by the Company’s Board of Directors (the “Board”), at its sole discretion, where permitted by law:

(a)	By delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(b)

By a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issuable upon exercise of the Option by the largest whole number of shares with a fair market value (as defined in Section 2(j) of the Plan) that does not exceed the aggregate Exercise Price; provided, however, that the Company shall accept a cash or other payment from the Optionee to the extent of any remaining balance of the aggregate Exercise Price not satisfied by such reduction in the number of whole shares to be issued; and provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” and/or (B) shares are delivered to the Optionee as a result of such exercise; or

(c)	In any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

3.04

Tax Withholding. To the extent required by applicable federal, state or local law, an Optionee must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan.

3.05

Issuance of Shares. Provided that the Exercise Agreement and payment of the Exercise Price are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Optionee, Optionee’s authorized assignee, Optionee’s legal representative, or such other name as Optionee directs in writing; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Optionee at the Optionee’s Address specified pursuant to this Option.

4

ACCELERATION OF OPTIONS. Notwithstanding anything to the contrary contained in this Plan, the Board may, in its sole discretion, accelerate the time at which any option may be exercised, including, but not limited to, upon the occurrence of the events specified herein.

5

COMPLIANCE WITH LAWS AND REGULATIONS. The exercise of the Option and the issuance and transfer of Shares shall be subject to compliance by the Company and Optionee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed at the time of such issuance or transfer.

6

RESTRICTIONS ON TRANSFER. This Option is personal to Optionee and, without the express written consent of Company which shall be given in Company’s sole discretion, may not be transferred by Optionee in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Optionee only by Optionee or by Optionee’s legal representative in the event of Optionee’s legal incapacity. The terms of the Option shall be binding upon the executors, administrators, successors and assigns of Optionee. Optionee acknowledges that the Shares have not been registered under the Securities Act and that the Company is not obligated to register the Shares under the Securities Act. Anything in the Agreement to the contrary notwithstanding, Optionee shall not sell, transfer or otherwise dispose of the Shares without registration under the Securities Act or unless (a) an exemption from registration is available, (b) Optionee has furnished the Company with written notice of the proposed transfer and (c) legal counsel to the Company has determined that the proposed transfer is exempt from registration.

7

PURCHASE FOR INVESTMENT. Unless the Shares have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, Optionee may be required by the Company to give a representation in writing that he or she is acquiring such Shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

8

OPTIONEE REPRESENTATION. Optionee hereby represents and warrants to the Company that (a) the execution, delivery and performance of this Option by Optionee does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Optionee is a party or by which he is bound; (b) Optionee is acquiring this Option, and will acquire the Shares, for his own account and not with a view towards the distribution thereof; (c) Optionee will bear the economic risk of an investment in the Option Shares, which cannot be sold unless the transaction is registered under the Securities Act of an exemption from registration is available; (d) Optionee has had the opportunity to ask questions of and to receive answers from the officers and directors of the Company who possess such information or can acquire it without unreasonable effort or expense; (e) Optionee is aware that the Company may place stop-transfer orders with its transfer agent against the transfer of the Shares in the absence of registration under the Securities Act or the availability of an exemption from registration; (f) upon the execution and delivery of this Agreement by the Company, this Option shall be the valid and binding obligation of Optionee, enforceable in accordance with its terms; and (g) Optionee has consulted with (or has had an opportunity to consult with) independent legal counsel regarding his rights and obligations under this Option (including, without limitation, the Plan) and that he fully understands the terms and conditions contained herein and therein.

9	PROHIBITED ACTIVITY.

9.01

General. If the Optionee engages in any “Prohibited Activity,” this Agreement will terminate effective as of the date on which the Optionee first engages in such activity, unless sooner terminated pursuant to the terms of this Agreement. In addition, if the Optionee has exercised all or any portion of the Option within the period beginning 365 days prior to the Optionee first engaging in the Prohibited Activity, any “Option Gain” shall be paid by the Optionee to the Company.

9.02	Defined. For purposes of this provision, the term Prohibited Activity shall include:

(a)	Conduct related to the Optionee’s services or employment for which either civil or criminal penalties against the Optionee may be sought;

(b)	Violation of Company policies;

(c)

Accepting employment with or serving as a consultant, advisor, or in any other capacity to an employer that is in competition with or acting against the interests of the Company, including employing or recruiting any present, former, or future employee of the Company; or

(d)	Disclosing or misusing any confidential information or material concerning or belonging to the Company.

9.03

Option Gain. For purposes of this provision, the term Option Gain shall mean any gain represented by the market value per Share on the date of such exercise(s) over the exercise price per Share, multiplied by the number of Shares subject to the Option exercise, without regard to any subsequent market price decrease or increase.

9.04

Consent. By accepting this Option, the Optionee consents to a deduction from any amounts the Company owes the Optionee from time to time (including amounts owed to the Optionee as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to the Optionee by the Company), to the extent of any amounts the Optionee is obligated to pay the Company under Section 9.01 above. Whether or not the Company elects to make any set-off, in whole or in part, if the Company does not recover by means of set-off the full amount the Optionee owes, calculated as set forth above, the Optionee agrees to pay immediately the unpaid balance to the Company.

9.05

Release. The Optionee may be released from the Optionee’s obligations under this Section 9 only if the Board determines that, in its sole discretion, such action is in the best interests of the Company.

10	NON-SOLICITATION.

10.01	Non-solicitation Restrictions. In consideration of the Option, the Optionee agrees and covenants not to:

(a)

directly or indirectly, solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Company or its Affiliates for one (1) year following the Optionee’s termination of employment or other service;

(b)	directly or indirectly, solicit, contact (including, but not limited to, e-mail, regular mail, express mail, telephone, fax, and instant message), attempt to contact or meet with the current, former or prospective customers of the Company or any of its Affiliates for purposes of offering or accepting goods or services similar to or competitive with those offered by the Company or any of its Affiliates for a period of one (1) year following the Optionee’s termination of employment or other service.

10.02	Enforcement of Non-solicitation Restrictions. In the event of a breach or threatened breach by the Optionee of any of the covenants contained in Section 10.01:

(a)	any unvested portion of the Option shall be forfeited effective as of the date of such breach, unless sooner terminated by operation of another term or condition of this Agreement or the Plan; and

(b)

the Optionee hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

11

CLAWBACK. All Options are subject to the Company’s Clawback Policy as in effect from time to time and, in accordance with such policy, may be subject to the requirement that any Option Gain be repaid to the Company after they have been distributed to the Participant. The action permitted to be taken by the Company under this Section 11 is in addition to, and not in lieu of, any and all other rights of the Company under applicable law and will apply notwithstanding anything to the contrary in the Plan.

12	REPURCHASE OF STOCK.

12.01	Company Repurchase Right.

(a)

Unless otherwise provided hereunder, upon termination, whether by the Optionee or by the Company, for any reason, of Optionee’s employment or other service, the Company may, at the Company’s sole discretion, repurchase from Optionee and Optionee shall sell to the Company any and all Shares acquired pursuant to this Agreement (the “Covered Shares”). In the event the Company elects to repurchase Covered Shares, the Company shall deliver written notice of repurchase (the “Repurchase Notice”) to Optionee (or any subsequent holder of the Covered Shares) no more than 180 days following the day of termination specifying (x) the number of Covered Shares that the Company intends to repurchase, and (y) the purchase price for the Covered Shares (the “Purchase Price”), which shall be the lesser of (i) a price equal to the multiple of one and one quarter percent (1.25%) of the book value per share of the Common Stock of the Company as of the most recent fiscal quarter ended or (ii) the most recent

Current Valuation of the Company if a Current Valuation has been performed during the twelve months preceding the date of the Repurchase Notice. The above calculation of the Purchase Price shall be determined by the Company, in its sole discretion, and shall be binding on Optionee, absent manifest error.

(b)

If the Company elects to repurchase the Covered Shares, Optionee hereby agrees to effectuate any and all measures and deliver any and all documents reasonably requested by the Company to effect the sale of the Covered Shares at the Company’s main office or at such other place and time as mutually agreed to by the Company and the Optionee within ten (10) days following the receipt of any necessary regulatory approvals and the expiration of any regulatory waiting periods.

(c)	The Company and the Optionee agree that the stock records of the Company and any certificates representing the Shares shall bear a legend that shall read as follows:

“THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO A REPURCHASE RIGHT BY THIRD COAST BANCSHARES, INC. (THE “COMPANY”) PURSUANT TO THE TERMS AND CONDITIONS OF THAT CERTAIN STOCK OPTION AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THIS CERTIFICATE. ANY HOLDER OF THIS CERTIFICATE TAKES THE SAME AND HOLDS IT SUBJECT TO THE TERMS AND CONDITIONS OF SUCH AGREEMENT. ALL PROVISIONS OF SUCH AGREEMENT ARE INCORPORATED BY REFERENCE IN THIS CERTIFICATE. A COPY OF THE AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY.”

12.02

Company Repurchase Right in the Event of a Corporate Change. Notwithstanding anything to the contrary in Section 12.01, any repurchase noticed by the Company in accordance with this Section 12 following a Corporate Change shall only be effective if the Optionee delivers to the Company within five (5) business days a written notice of Optionee’s consent to such repurchase. The Company’s notice of repurchase following a Corporate Change shall include notice of the language in this provision. Optionee’s consent to such repurchase in the event of Corporate Change shall be in Optionee’s sole discretion.

13	PRIVILEGES OF STOCK OWNERSHIP. Optionee shall not have any of the rights of a shareholder with respect to any Shares until the Shares are issued to Optionee.

14

NO ADDITIONAL EMPLOYMENT RIGHTS. Optionee shall be considered to be in the employment of the Company or its Affiliates or in service on the Board or as a service provider so long as Optionee remains an employee, director, advisory director or other service provider of the Company or its Affiliates. Any questions as to whether and when there has been a termination of such employment or service and the cause of such termination shall be determined by the Board, and its determination shall be final. Nothing contained herein or as a result of any option granted pursuant to this Agreement shall be construed as conferring upon Optionee the right to continue in the employ or service of the Company or its Affiliates, nor shall anything contained herein be construed or interpreted to limit the “employment at will” relationship between Optionee and the Company or its Affiliates.

15

SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Optionee and Optionee’s heirs, executors, administrators, legal representatives, successors and assigns.

16

NOTICES. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal office. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile.

17

TAX TREATMENT. Neither party hereto has made any representations or warranties to the other party with respect to the tax treatment of the transactions contemplated hereby. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that the Company has advised Optionee to consult a tax advisor prior to such exercise or disposition.

18

AMENDMENT AND WAIVER. The provisions of this Option may be amended or waived only with the prior written consent of the Board and Optionee, and no course of conduct or failure or delay in enforcing the provisions of this Option shall affect the validity, binding effect or enforceability of this Option.

19	HEADINGS. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Option.

20

GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas, without regard to that body of law pertaining to choice of law or conflict of law.

21

ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior understanding and agreements with respect to such subject matter.

22

INTERPRETATION. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee of the Company to the Board for review. The resolution of such a dispute by the Board shall be final and binding on the Company and Optionee.

23	ACCEPTANCE. Optionee has read and understands the terms and provisions of this Agreement, and accepts this Option subject to all the terms and conditions hereof.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate by its duly authorized representative and Optionee has executed this Agreement in duplicate as of the Date of Grant.

Executed this _____ day of _____________, 20___.

Third Coast Bancshares, Inc.	OPTIONEE

By:	By:

Name